UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
November 15, 2006
AIRGAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9344	56-0732648

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
259 North Radnor-Chester Road, Suite 100
Radnor, PA 19087-5283
(Address of principal executive offices)
Registrant’s telephone number, including area code: (610) 687-5253

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 15, 2006, Airgas, Inc. (the “Company”) announced the appointment of Mr. Thomas M. Smyth as Vice President, Controller and Chief Accounting Officer of the Company effective immediately. Mr. Smyth, 53, had served as vice president, internal audit for the Company since 2004 and had led the internal audit function since joining Airgas in 2001. Mr. Smyth’s appointment fills the vacancy created when Robert M. McLaughlin was promoted to senior vice president and chief financial officer in October 2006. Prior to joining Airgas, Mr. Smyth spent four years at Philadelphia Gas Works, where he served in internal audit, controller, and chief accounting roles. Prior to that, he had spent 12 years with Bell Atlantic, currently known as Verizon, in a variety of internal audit and general management roles and in similar positions during eight years at Amtrak.
Item 9.01 Financial Statements and Exhibits.
(a) None.
(b) None.
(c) None.
(d) Exhibits.
The following document is filed as an exhibit to this report.
99.1 Press Release dated November 15, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Airgas, Inc. (Registrant)
/s/ Robert M. McLaughlin
Robert M. McLaughlin
Senior Vice President and Chief Financial Officer

Dated: November 20, 2006